Exhibit 99.2

CONSOLIDATION SERVICES, INC.
UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma consolidated financial statements and related notes are presented to show effects of the acquisition of the Properties purchased by Consolidation Services, Inc. from Leland Energy, Inc.

The pro forma consolidated balance sheet is based on the assumption that the Acquisition occurred effective March 31, 2010. The pro forma consolidated statement of operations is based on the assumption that the Acquisition occurred effective at the beginning of the three month period presented. The pro forma consolidated statement of operations is for comparative purposes only and may not be indicative of the results of operations that would have occurred if the Company had completed the acquisition at an earlier date or the results that will be attained in the future.

Pro forma data is based on assumptions and include adjustments as explained in the notes to the unaudited pro forma financial statements. The unaudited pro forma consolidated balance sheet and the unaudited consolidated statement of operations should be read in conjunction with the notes thereto, Consolidation Services, Inc.'s Quarterly financial statements on Form 10-Q for the three months ended March 31, 2010 and 2009 and the Statements of Combined Revenue and Operating Expenses of the Oil and Gas Properties purchased from Leland Energy, Inc., included herein.

Consolidation Services, Inc. (An Exploration Stage Company) UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET As of MARCH 31, 2010

	Consolidation	Pro Forma		Pro Forma
	Services, Inc.	Adjustments		Consolidated
ASSETS
Current Assets
Cash	$8,831	$-		$8,831
Total Current Assets	8,831	-		8,831

Equipment, net	-	656,930	(1)	656,930
Oil and gas properties, net	868,826	6,764,980	(1)	7,633,806

Total Assets	$877,657	$7,421,910		$8,299,567

LIABILITIES & STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable	$41,724	$-		$41,724
Related party payable	14,322	9,830	(1)	24,152
Notes payable - affilaite	22,040	-		22,040
Total Current Liabilities	78,086	9,830		87,916

ARO Liability	-	30,078	(1)	30,078
Total Liabilities	78,086	39,908		117,994

Stockholders' Equity
Common stock, $0.001 par value, 220,000,000 shares
authorized; 38,473,949 shares issued and outstanding	15,257	23,217	(1)	38,474
Additional paid-in capital	2,177,602	7,358,785	(1)	9,536,387
Accumulated deficit prior to re-entering the exploration stage	(1,351,957)	-		(1,351,957)
Accumulated deficit during the exploration stage	(41,331)	-	(1)	(41,331)
Total Stockholders' Equity	799,571	7,382,002		8,181,573

TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY	$877,657	$7,421,910		$8,299,567

The accompanying notes to unaudited pro forma consolidated financial statements are an integral part of these financial statements.

Consolidation Services, Inc. (An Exploration Stage Company) UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS FOR THE THREE MONTHS ENDED MARCH 31, 2010

	Consolidation	Pro Forma		Pro Forma
	Services, Inc.	Adjustments		Consolidated

REVENUES	$-	$22,000	(a)	$22,000

EXPENSES:
DD&A	-	25,393	(b)	25,393
General & administrative	41,291	30	(a)	41,321
Direct operating expenses	-	8,400	(a)	8,400

Total Expenses	(41,291)	(33,823)		(75,114)

OTHER EXPENSE
Interest expense	(40)	-		(40)

Net loss	$(41,331)	$(11,823)		$(53,154)

Basic and Diluted loss per share	$(0.00)	$(0.00)		$(0.00)

Weighted average number of shares outstanding
Basic and diluted	15,257,220	23,216,729		38,473,949

The accompanying notes to unaudited pro forma consolidated financial statements are an integral part of these financial statements.

CONSOLIDATION SERVICES, INC.
NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

BASIS OF PRESENTATION

The unaudited pro forma consolidated balance sheet as of March 31, 2010 and the unaudited pro forma consolidated statement of operations are based on the unaudited financial statements of Consolidation Services, Inc. as of and for the three months ended March 31, 2010, the unaudited consolidated statements of combined revenues and direct operating expenses of the Oil and Gas Properties purchased from Leland Energy, Inc. for the three months ended March 31, 2010, and the adjustments and assumptions described below.

PRO FORMA ADJUSTMENTS

The unaudited pro forma condensed consolidated balance sheet reflects the following adjustments:

1.	Record the acquisition of the Properties purchased from Leland Energy, Inc.

The unaudited pro forma consolidated statements of operations reflect the following adjustments:

a.	Record revenues and direct operating expenses for the Properties acquired during the respective reporting period.

b.	Record pro-forma depletion of the Properties acquired associated with the production of reserves during the respective reporting period.